UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Joint Venture Agreement

On June 26, 2025, Jet.AI Inc. (“Jet.AI” or the “Company”), entered into a Joint Venture Agreement (the “JV Agreement”) with Consensus Core Technologies Inc., a British Columbia corporation (“Consensus Core”), pursuant to which the parties agreed to enter into a joint venture to collaborate in developing data centers. The JV Agreement provided certain terms of the joint venture, including: (i) the parties would enter into a Contribution Agreement (the “Contribution Agreement”) with a joint venture limited liability company outlining the full terms of the joint venture; (ii) the joint venture limited liability company would be organized under the laws of the State of Delaware prior to any initial closing under the Contribution Agreement, which would initially be wholly owned by Consensus Core; and (iii) the joint venture limited liability company would establish separate subsidiaries for each data center project to be contributed to the joint venture.

Contribution Agreement

On July 2, 2025, the Company entered into the Contribution Agreement with Consensus Core and Convergence Compute LLC, a Delaware limited liability company (“Convergence Compute”), pursuant to which Jet.AI contributed $300,000 to Convergence Compute in the first closing of the transactions contemplated by the JV Agreement. As consideration for its contribution, Jet.AI acquired a 0.5% equity interest in Convergence Compute. Upon the completion of certain data center project milestones, as described in more detail below, each of Jet.AI and Consensus Core will make additional contributions to Convergence Compute and will receive additional equity interests in Convergence Compute and its subsidiaries.

Jet.AI will contribute up to an aggregate $20 million to Convergence Compute in five tranches, which are each tied to specific project development milestones. Consensus Core will contribute 100% of the equity interests of the Midwest data center project to Convergence Compute at the second closing under the Contribution Agreement and will contribute 100% of the equity interests of the Maritime data center project to Convergence Compute at the third closing under the Contribution Agreement. In consideration for such contributions, Jet.AI and Consensus Core will each receive a 17.5% equity interest in the Midwest project upon the second closing and a 17.5% equity interest in the Maritime project upon the third closing. Jet.AI will also receive an additional 0.5% equity interest in Convergence Compute upon each additional closing, for an aggregate equity interest of up to 2.5% if all five tranches are consummated.

The project development milestones and additional cash contributions to be made by Jet.AI are outlined in the table below.

Closing Event	Midwest Milestones	Maritime Milestones	Contribution Amount by Jet.AI

Initial	Signing Definitive Agreement.	Signing Definitive Agreement.	$300,000

Second	The contribution by Consensus Core as set forth in the Contribution Agreement. The release of any mortgage liens on the property owned by the Midwest data center project. The execution by Convergence Compute of a letter of intent to acquire at least 100 additional acres of property adjacent or proximate to the existing property owned by the Midwest data center project.	Completion of Jet.AI inspection.	$1,700,000

Third	The submission by Convergence Compute of a Transmission Power Load Study application with respect to the Midwest data center project. Confirmation from natural gas utility or other supplier or reseller that they are willing to supply sufficient flow to operate up to the six proposed turbines.	The contribution by Consensus Core as set forth in the Contribution Agreement. Execution of a letter of intent by Convergence Compute with a power producer to acquire power from their proposed wind farm for use by the Maritime data center project (the “Wind Power Project”).	$2,000,000

Fourth	Obtaining of any necessary environmental permits or studies. Delivery of site plans for establishment of utility/energy generation to the Midwest data center project property, including any gas lines.	Obtaining of any necessary environmental permits or studies. Delivery of site plans for establishment of utility/energy generation to the Maritime data center project property, including any gas lines. Execution of a definitive agreement with respect to the Wind Power Project.	$4,000,000

Fifth	Execution of a hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Midwest data center project. Execution of letter of intent or purchase order to acquire up to six turbines.	Execution of a hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Maritime data center project.	$12,000,000

Total			$20,000,000

Jet.AI will have the option, but not the obligation, to complete the fourth and fifth closings described above. In the event that the conditions for the fourth or fifth closings have been met, but Jet.AI does not elect to exercise its option to make the related cash contributions, then Jet.AI will automatically forfeit its option to make any and all subsequent cash contributions 60 business days after such milestones are met and its equity interests in the data center projects will be reduced according to the terms of the JV Agreement.

Notwithstanding the foregoing, Jet.AI may, at any time and in its sole discretion, accelerate all or any portion of the cash contributions contemplated by the Contribution Agreement prior to the achievement of the related project milestones (each, an “Accelerated Contribution”); provided, however, that any Accelerated Contribution must be made in a minimum amount of $2.0 million.

The JV Agreement and Contribution Agreement each include various covenants and agreements of the parties, as well as customary representations and warranties. The representations and warranties in the JV Agreement and Contribution Agreement are made solely for the benefit of the respective parties thereto. The assertions embodied in such representations and warranties are qualified by information that the parties exchanged in connection with the signing of the JV Agreement and the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the respective agreements or as of such other date or dates as may be specified in such agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing summaries of the terms of the JV Agreement and the Contribution Agreement are subject to, and qualified in their entirety by, the full text of the agreements which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 2, 2025, the parties consummated the first closing of the transactions contemplated by the Contribution Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01.	Other Information.

On June 26, 2025, the Company issued a press release announcing the execution of the JV Agreement. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements regarding the transactions contemplated by the JV Agreement and the Contribution Agreement. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; the possibility that the proposed transactions do not close when expected or at all; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Joint Venture Agreement, dated June 26, 2025, between Jet.AI Inc. and Consensus Core Technologies Inc.

10.2*+	Contribution Agreement, dated July 2, 2025, between Jet.AI Inc., Consensus Core Technologies Inc., and Convergence Compute LLC.

99.1	Press Release, dated June 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

+ As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

July 2, 2025